EXHIBIT 99.1

Spark Networks SE Reports First Quarter 2021 Financial Results

•Spark recorded revenue of $56.4 million for the First Quarter 2021
•Monthly Average Revenue Per User, or Monthly ARPU, increased to $20.97

BERLIN, May 17, 2021 -- Spark Networks SE (NYSE American: LOV), one of the world’s leading online dating platforms leveraging premium, complementary brands including Zoosk, EliteSingles, SilverSingles, Christian Mingle, Jdate, and JSwipe, today reported first quarter 2021 financial results.

"I am pleased with our first quarter financial results and the progress we are making in establishing Spark as a leader in social dating for meaningful relationships,” said Eric Eichmann, CEO of Spark Networks. “We are improving the dater’s experience and setting a strong foundation for top line growth. We are on track to launch livestreaming on Zoosk and complete the rollout of compelling new aesthetics for our top brands in Q3. These innovations, combined with additional future social features should lead to higher user engagement across our properties.”

First Quarter 2021 Financial Results
•Revenue for the first quarter of 2021 was $56.4 million, a decrease of $1.3 million compared to $57.7 million in the first quarter of 2020. The decrease in Revenue was attributable to the 3.0% decrease in the number of average paying subscribers.
•Net Loss was $6.5 million in the first quarter of 2021, an increase of $2.7 million compared to Net Loss of $3.8 million in the first quarter of 2020. The increase in Net Loss was primarily driven by a decrease in contribution and an increase in personnel costs.
•Adjusted EBITDA was $4.8 million in the first quarter of 2021, a decrease of $2.7 million compared to $7.5 million in the first quarter of 2020.
•The Company ended the quarter with $17.3 million in cash and $96.1 million in debt.

Key Performance Indicators
•Average Paying Subscribers decreased by 27,837, or 3.0%, to 896,344 in the first quarter of 2021, compared to 924,181 in the same period of 2020.
•Monthly Average Revenue Per User, or Monthly ARPU, increased to $20.97 in the first quarter of 2021, compared to $20.80 in the same period of 2020.

Financial Outlook
•Spark's first quarter 2021 financials remain in-line with its previously stated 2021 guidance of $238 to $244 million and Adjusted EBITDA of $33 to $36 million. The Company anticipates that both Second Quarter revenue and Adjusted EBITDA will increase and are providing revenue guidance of $54-$56 million and Adjusted EBITDA of $6 to $7 million.

Key Metrics
(Amounts in $ millions, except Total Registrations, Avg. Paying Subs, and Monthly ARPU)

	Three Months Ended March 31,
	2021	2020	% Change
Revenue	$56.4	$57.7	(2.2)%
Contribution[1]	$26.0	$27.8	(6.6)%
Net loss	$(6.5)	$(3.8)	69.9%
Adjusted EBITDA[2]	$4.8	$7.5	(35.6)%
Cash Balance	$17.3	$19.3	(10.4)%
Total Registrations[3]	3,607,702	3,908,906	(7.7)%
Avg. Paying Subs[4]	896,344	924,181	(3.0)%
Monthly ARPU[5]	$20.97	$20.80	0.8%

Investor Conference Call
Spark Networks will discuss its financial results during a live teleconference today at 10:00 a.m. Eastern time.

Toll-Free (United States): 1-877-705-6003
Toll-Free (Germany): 0-800-182-0040
International: 1-201-493-6725

In addition, Spark Networks will host a webcast of the call which will be accessible in the Investor Relations section of the Company’s website at https://investor.spark.net/investor-relations/home

A replay will begin approximately three hours after completion of the call and run until May 31, 2021.

Replay
Toll-Free (United States): 1-844-512-2921
International: 1-412-317-6671
Passcode: 13719604

Safe Harbor Statement:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, statements involving known and unknown risks, uncertainties, and other factors that may cause Spark Networks' performance or achievements to be materially different from those of any expected future results, performance, or achievements. These statements include statements regarding Spark Networks' setting of a strong foundation for top line growth, Spark Networks being on track to launch livestreaming on Zoosk and complete the rollout of compelling new aesthetics for Spark Networks' top brands in Q3, Spark Networks' belief that such innovations combined with additional future social features should lead to higher user engagement across Spark Networks' properties, and Spark Networks' financial outlook for Second Quarter revenue and Adjusted EBITDA.

Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” and variations thereof, or the use of future tense, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to, the risk that the benefits from the acquisition of Zoosk, Inc. may not be fully realized or may take longer to realize than expected; risks related to the degree of competition in the markets in which Spark Networks operates; risks related to the ability of Spark Networks to retain and hire key personnel, operating results and business generally; the timing and market acceptance of new products introduced by Spark Networks' competitors; Spark Networks' ability to identify potential acquisitions; Spark Networks' ability to comply with new and evolving regulations relating to data protection and data privacy; general competition and price measures in the market place; risks related to the duration and severity of COVID-19 and its impact on Spark Networks' business; and general economic conditions. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” in Spark Networks’ Annual Report on Form 10-K for the year ended December 31, 2020 and in other sections of Spark Networks' filings with the Securities and Exchange Commission (“SEC”), and in Spark Networks' other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as required by law.

About Spark Networks SE:
Spark Networks SE is a leading global dating company, listed on the New York Stock Exchange American under the ticker symbol “LOV,” with headquarters in Berlin, Germany, and offices in New York and Utah. The Company’s widening portfolio of premium and freemium dating apps include Zoosk, EliteSingles, SilverSingles, Christian Mingle, Jdate, and JSwipe, among others. Spark Networks SE in its current form is the result of the merger between Affinitas GmbH and Spark Networks, Inc. in 2017 and the addition of Zoosk, Inc. in 2019. Spark has approximately one million monthly paying subscribers globally.

For More Information
Investors:
Christopher Camarra
Vice President of Investor Relations
christopher.camarra@spark.net

1 Contribution is defined as revenue, net of refunds and credit card chargebacks, less direct marketing. Direct Marketing is defined as online and offline advertising spend, and is included within Cost of revenue, exclusive of depreciation and amortization within Spark Networks' Condensed Consolidated Statements of Operations and Comprehensive Loss.

2 Adjusted EBITDA is one of the primary metrics by which we evaluate the performance of our business, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from the ongoing operations and excludes the impact of items that we do not consider representative of our ongoing performance. This includes: depreciation and amortization, share-based compensation, asset impairments, gains or losses on foreign currency transactions and net interest expense, acquisition related costs and other costs. Adjusted EBITDA has inherent limitations in evaluating the performance of the Company, including, but not limited to the following:

•Adjusted EBITDA does not reflect the cash capital expenditures during the measurement period;
•Adjusted EBITDA does not reflect any changes in working capital requirements during the measurement period;
•Adjusted EBITDA does not reflect the cash tax payments during the measurement period;
•Adjusted EBITDA may be calculated differently by other companies in our industry, thus limiting its value as a comparative measure;

Because of these limitations, Adjusted EBITDA should be considered in addition to other financial performance measures, including net income and our other U.S. GAAP results. A reconciliation of the Adjusted EBITDA for the three months ended March 31, 2021 and 2020 can be found in the table below.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, share-based compensation, impairment of intangible assets and goodwill, and acquisition or other costs.

Statements regarding our expectations as to the second quarter 2021 Adjusted EBITDA do not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, including (i) items such as share-based compensation, asset impairments, gains or losses on foreign currency transactions and interest expense, and (ii) items related to acquisitions or other costs that are non-recurring, infrequent, or unusual in nature including transaction and advisory fees, merger integration costs, other employee payments, and severance. The exclusion of these charges and costs in future periods will have a significant impact on our Adjusted EBITDA. We are not able to provide a reconciliation of our non-GAAP financial guidance to the corresponding GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

3 Total registrations are defined as the total number of new members registering to the platforms with their email address. Those include members who enter into premium subscriptions and free memberships.

4 Paying subscribers are defined as individuals who have paid a monthly fee for access to premium services, which include, among others, unlimited communication with other registered users, access to user profile pictures and enhanced search functionality. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and the end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

5 Monthly Average Revenue Per User, or Monthly ARPU, represents the total net subscriber revenue for the period divided by the number of average paying subscribers for the period, divided by the number of months in the period.

Spark Networks SE
Condensed Consolidated Balance Sheets
(in thousands, except share data)
	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$17,258	$19,267
Accounts receivable, net of allowance of $441 and $93, respectively	8,613	5,507
Prepaid expenses	5,129	4,366
Other current assets	505	2,140
Total current assets	31,505	31,280
Property and equipment, net of accumulated depreciation of $6,241 and $6,252, respectively	10,802	11,418
Goodwill	156,552	156,582
Intangible assets, net of accumulated amortization of $21,043 and $21,768, respectively	57,295	58,999
Deferred tax assets	20,754	23,522
Other assets	8,164	8,642
Total assets	$285,072	$290,443
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$19,373	$19,037
Accounts payable	12,241	11,127
Deferred revenue	40,017	38,304
Accrued expenses and other current liabilities	26,742	28,429
Total current liabilities	98,373	96,897
Long-term debt, net of current portion	76,701	80,109
Deferred tax liabilities	950	993
Other liabilities	17,259	17,541
Total liabilities	193,283	195,540
Contingencies (Note 6)
Shareholders' Equity:
Common stock, €1.00 nominal value; 2,661,386 shares issued as of March 31, 2021 and December 31, 2020; 2,605,689 shares outstanding as of March 31, 2021 and December 31, 2020	3,064	3,064
Treasury stock, at nominal value; 55,697 shares as of March 31, 2021 and December 31, 2020	(61)	(61)
Additional paid-in capital	221,888	220,852
Accumulated deficit	(138,752)	(132,248)
Accumulated other comprehensive income	5,650	3,296
Total shareholders' equity	91,789	94,903
Total liabilities and shareholders' equity	$285,072	$290,443

Spark Networks SE
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$56,379	$57,657
Operating costs and expenses:
Cost of revenue, exclusive of depreciation and amortization	36,918	36,541
Sales and marketing expenses	833	879
Customer service expenses	1,770	2,040
Technical operations and development expenses	4,455	5,380
General and administrative expenses	9,093	7,184
Depreciation and amortization	2,290	2,321
Total operating costs and expenses	55,359	54,345
Operating income	1,020	3,312
Other income (expense):
Interest income	—	31
Interest expense	(3,440)	(3,376)
Loss on foreign currency transactions	(1,728)	(952)
Other income (expense)	(16)	—
Total other expense	(5,184)	(4,297)
Loss before income taxes	(4,164)	(985)
Income tax expense	(2,340)	(2,844)
Net loss	(6,504)	(3,829)
Other comprehensive income (loss):
Foreign currency translation adjustment	2,354	1,218
Comprehensive loss	$(4,150)	$(2,611)

Loss per share:
Basic earnings (loss) per share	$(2.50)	$(1.47)
Diluted earnings (loss) per share	$(2.50)	$(1.47)

Weighted average shares outstanding:
Basic	2,605,689	2,605,689
Diluted	2,605,689	2,605,689

Reconciliation of Net Loss to Adjusted EBITDA:
	Three Months Ended March 31,
(in thousands)	2021	2020
Net loss	$(6,504)	$(3,829)
Net interest expense	3,440	3,345
Loss on foreign currency transactions	1,728	952
Income tax expense	2,340	2,844
Depreciation and amortization	2,290	2,321
Stock-based compensation expense	1,036	910
Acquisition related costs(1)	—	791
Other costs(2)	472	128
Adjusted EBITDA	$4,802	$7,462

(1) Acquisition related costs primarily consist of transaction costs, including legal, consulting, advisory fees, and severance and retention costs.
(2) Includes primarily consulting and advisory fees related to special projects, as well as post-merger integration activities and long-term debt transaction and advisory fees.

Spark Networks SE
Condensed Consolidated Statements of Cash Flows
(in thousands)
			Three Months Ended March 31,
			2021	2020
Net loss			$(6,504)	$(3,829)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization			2,290	2,321
Unrealized loss on foreign currency transactions			340	13
Stock-based compensation expense			1,036	910
Amortization of debt issuance costs and accretion of debt discounts			916	795
Deferred tax expense			2,340	2,844
Provision for credit losses			95	31
Non-cash lease expense			470	475
Change in operating assets and liabilities:
Accounts receivable			(3,328)	(3,589)
Prepaid expenses and other current assets			(2,095)	(737)
Other assets			(33)	35
Accounts payable, accrued expenses, and other current liabilities			1,533	(3,300)
Other liabilities			(93)	(472)
Deferred revenue			2,646	191
Net cash used in operating activities			(387)	(4,312)
Capital expenditures			(423)	(197)
Acquisitions of businesses, net of cash acquired			—	(513)
Net cash used in investing activities			(423)	(710)
Repayment of bank loans			(3,163)	(2,984)
Payments directly related to loan facility			(523)	—
Net cash used in financing activities			(3,686)	(2,984)

Net change in cash and cash equivalents and restricted cash			(4,496)	(8,006)
Effects of exchange rate fluctuations on cash and cash equivalents and restricted cash			781	354
Net decrease in cash and cash equivalents and restricted cash			(3,715)	(7,652)
Cash and cash equivalents and restricted cash at beginning of period			21,117	17,457
Cash and cash equivalents and restricted cash at end of period			17,402	9,805

Supplemental disclosure of cash flow information:
Cash paid for interest			2,497	2,892

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets	Mar-21	Dec-20	Mar-20	Dec-19
Cash and cash equivalents	$17,258	$19,267	$9,659	$17,207
Restricted cash included in other current assets	144	1,850	146	250
Total cash and cash equivalents and restricted cash as shown on the consolidated statements of cash flows	$17,402	$21,117	$9,805	$17,457